                           JOHN W. HENRY & CO./
                           MILLBURN L.P .
                           (A DELAWARE LIMITED PARTNERSHIP)


                           Financial Statements for the years ended December 31, 2000, 1999 and 1998 and Independent Auditors' Report


[MERRILL LYNCH COMPANY LOGO]

JOHN W.HENRY & CO./MILLBURN L. P.
(A DELAWARE LIMITED PARTNERSHIP)

TABLE OF CONTENTS
-----------------------------------------------------------------------------------------------

                                                                                          Page
                                                                                          -----
INDEPENDENT AUDITORS' REPORT                                                                  1

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 and 1998:

  Statements of Financial Condition                                                           2

  Statements of Operations                                                                    3

  Statements of Changes in Partners' Capital                                                  4

  Notes to Financial Statements                                                            5-14

INDEPENDENT AUDITORS' REPORT



To the Partners of
  John W. Henry & Co./Millburn L.P.:

We have audited the accompanying statements of financial condition of John W. Henry & Co./Millburn L.P. (the "Partnership") as of December 31, 2000 and 1999, and the related statements of operations and of changes in partners' capital for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of John W. Henry & Co./Millburn L.P. as of December 31, 2000 and 1999, and the results of its operations and changes in its partners' capital for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP


New York, New York
February 5, 2001

JOHN W. HENRY & CO./MILLBURN L.P.
(A DELAWARE LIMITED PARTNERSHIP)

STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 2000 AND 1999
-----------------------------------------------------------------------------------------------------------

                                                                          2000                  1999
                                                                    ------------------    ------------------
ASSETS

  Investments (Note 6)                                                   $ 29,423,145          $ 42,876,172
  Receivable from investments (Note 6)                                        414,650             1,007,250
                                                                    ------------------    ------------------

                TOTAL                                                    $ 29,837,795          $ 43,883,422
                                                                    ==================    ==================

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
    Redemptions payable                                                     $ 414,650           $ 1,007,250
                                                                    ------------------    ------------------

            Total liabilities                                                 414,650             1,007,250
                                                                    ------------------    ------------------

PARTNERS' CAPITAL:
    General Partner:
        (327 and 504 Series A Units outstanding)                               84,379               131,110
        (728 and 1,338 Series B Units outstanding)                            152,621               282,923
        (532 and 926 Series C Units outstanding)                               86,921               152,600
    Limited Partners:
        (28,737 and 39,335 Series A Units outstanding)                      7,415,475            10,232,683
        (66,325 and 100,451 Series B Units outstanding)                    13,906,094            21,241,923
        (47,598 and 65,744 Series C Units outstanding)                      7,777,655            10,834,933
                                                                    ------------------    ------------------

            Total partners' capital                                        29,423,145            42,876,172
                                                                    ------------------    ------------------

                TOTAL                                                    $ 29,837,795          $ 43,883,422
                                                                    ==================    ==================

NET ASSET VALUE PER UNIT

    Series A                                                                 $ 258.05              $ 260.14
                                                                    ==================    ==================
    Series B                                                                 $ 209.67              $ 211.47
                                                                    ==================    ==================
    Series C                                                                 $ 163.40              $ 164.80
                                                                    ==================    ==================

See notes to financial statements.

JOHN W. HENRY & CO./MILLBURN L.P.
(A DELAWARE LIMITED PARTNERSHIP)
--------------------------------

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
-------------------------------------------------------------------------------------------------------------------

                                                                2000                1999                1998
                                                           ----------------   -----------------   -----------------

INCOME (LOSS) FROM INVESTMENTS (Note 6)                       $ (2,426,515)       $ (6,145,111)        $ 1,867,451
                                                           ----------------   -----------------   -----------------

NET INCOME (LOSS)                                             $ (2,426,515)       $ (6,145,111)        $ 1,867,451
                                                           ================   =================   =================

NET INCOME (LOSS) PER UNIT:

Weighted average number of General Partner
and Limited Partner Units outstanding (Note 5)                     177,217             226,394             264,787
                                                           ================   =================   =================

Net income (loss) per weighted average
General Partner and Limited
Partner Unit                                                      $ (13.69)           $ (27.14)             $ 7.05
                                                           ================   =================   =================


See notes to financial statements.

JOHN W. HENRY & CO./MILLBURN L.P.
(A DELAWARE LIMITED PARTNERSHIP)


STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
----------------------------------------------------------------------------------------------------------------

                                                                                     General Partner
                               Series        Series       Series       -----------------------------------------
                                  A            B             C          Series         Series        Series
                                Units        Units         Units           A             B             C
                             ------------ ------------- ------------  ------------  ------------- -------------
PARTNERS' CAPITAL,
  DECEMBER 31, 1997               51,772       137,220       92,459     $ 221,605       $456,174     $ 258,899
Redemptions                       (6,590)      (20,461)     (14,122)      (70,937)      (133,279)      (82,775)
Net income (loss)                      -             -            -        (1,422)          (974)       (2,489)
                             ------------ ------------- ------------  ------------  ------------- -------------
PARTNERS' CAPITAL,
  DECEMBER 31, 1998               45,182       116,759       78,337       149,246        321,921       173,635
Redemptions                       (5,343)      (14,970)     (11,667)            -              -             -
Net loss                               -             -            -       (18,136)       (38,998)      (21,035)
                             ------------ ------------- ------------  ------------  ------------- -------------
PARTNERS' CAPITAL,
  DECEMBER 31, 1999               39,839       101,789       66,670       131,110        282,923       152,600
Redemptions                      (10,775)      (34,736)     (18,540)      (44,970)      (113,547)      (57,308)
Net loss                               -             -            -        (1,761)       (16,755)       (8,371)
                             ------------ ------------- ------------  ------------  ------------- -------------
PARTNERS' CAPITAL,
  DECEMBER 31, 2000               29,064        67,053       48,130       $84,379      $ 152,621      $ 86,921
                             ============ ============= ============  ============  ============= =============

                                            Limited Partners
                             ---------------------------------------------------
                                 Series            Series           Series
                                    A                 B                C               Total
                             ----------------  ---------------- ----------------  ----------------
PARTNERS' CAPITAL,
  DECEMBER 31, 1997              $14,487,473      $ 31,223,304      $16,376,709       $63,024,164
Redemptions                       (1,665,001)       (4,413,933)      (2,362,377)       (8,728,302)
Net income (loss)                    407,813           962,588          501,935         1,867,451
                             ----------------  ---------------- ----------------  ----------------
PARTNERS' CAPITAL,
  DECEMBER 31, 1998               13,230,285        27,771,959       14,516,267        56,163,313
Redemptions                       (1,552,673)       (3,480,805)      (2,108,552)       (7,142,030)
Net loss                          (1,444,929)       (3,049,231)      (1,572,782)       (6,145,111)
                             ----------------  ---------------- ----------------  ----------------
PARTNERS' CAPITAL,
  DECEMBER 31, 1999               10,232,683        21,241,923       10,834,933        42,876,172
Redemptions                       (2,326,886)       (5,929,091)      (2,554,710)      (11,026,512)
Net loss                            (490,322)       (1,406,738)        (502,568)       (2,426,515)
                             ----------------  ---------------- ----------------  ----------------
PARTNERS' CAPITAL,
  DECEMBER 31, 2000              $ 7,415,475      $ 13,906,094      $ 7,777,655       $29,423,145
                             ================  ================ ================  ================

See notes to financial statements.

JOHN W. HENRY & CO./MILLBURN L.P.
(A DELAWARE LIMITED PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     John W. Henry & Co./Millburn L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act on August 29, 1989. The Partnership's initial offering of Units of limited partnership interest ("Series A Units") commenced trading activities on January 5, 1990. A second offering of Units of limited partnership interest ("Series B Units") commenced trading activities with respect to the Series B Units on January 28, 1991. A third offering of Units of limited partnership interest ("Series C Units") commenced trading activities with respect to the Series C Units on January 2, 1992. (Series A, B and C units are, hereinafter, collectively referred to as "Units.") The Partnership engages (currently, through investments in limited liability companies (see below)) in the speculative trading of futures, options on futures and forward contracts on a wide range of commodities. Merrill Lynch Investment Partners Inc. ("MLIP"), a wholly-owned subsidiary of Merrill Lynch Group, Inc., which, in turn, is a wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch"), is the general partner of the Partnership. Merrill Lynch Futures Inc. ("MLF"), an affiliate of Merrill Lynch, is the Partnership's commodity broker. MLIP has agreed to maintain a general partner's interest of at least 1% of total capital of each Series of Units. MLIP and each Limited Partner share in the profits and losses of such Series in proportion to their respective interests in it.

     MLIP, an indirect subsidiary of Merrill Lynch, became a member of Merrill Lynch Investment Managers ("MLIM") - Alternative Investments Group during October 2000. MLIM's Alternative Investments Group creates and manages a variety of alternative investment products, including managed futures funds, hedge funds, funds of funds, exchange funds and private equity funds. MLIP, organized in 1986, is the hedge fund, fund of funds and managed futures sponsor within MLIM's Alternative Investments Group.

     John W. Henry & Company, Inc. and Millburn Ridgefield Corporation (each an "Advisor", together, "Advisors") have been the Partnership's only trading advisors since inception. Each Advisor was allocated 50% of the total assets of each Series as of the date such Series began trading. Subsequently, these allocations have varied over time. MLIP may, in its discretion, reallocate assets as of any month-end. The Partnership has placed all of its assets under the management of the Advisors through investing in private limited liability companies ("Trading LLCs"), as described in Note 6. Certain of the following notes to financial statements are directly related to Partnership assets managed by the Advisors in the Trading LLCs.

     ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION

     See Note 6 for discussion of revenue recognition for the Partnership's investment in Trading LLCs.

     OPERATING EXPENSES

     MLIP pays all routine operating expenses, including legal, accounting, printing, postage and similar administrative expenses. MLIP receives an administrative fee as well as a portion of the brokerage commissions paid to MLF by the Partnership (see Note 2).

     INCOME TAXES

     No provision for income taxes has been made in the accompanying financial statements as each Partner is individually responsible for such Partner's respective share of the income and expenses of the series in which such partner is invested as reported for income tax purposes.

     REDEMPTIONS

     A Limited Partner may redeem some or all of such Partner's Units at Net Asset Value as of the close of business on the last business day of any month upon ten calendar days' notice.

     DISSOLUTION OF THE PARTNERSHIP

     The Partnership will terminate on December 31, 2016 or at an earlier date if certain conditions occur, as well as under certain other circumstances as set forth in the Limited Partnership Agreement.

2.   RELATED PARTY TRANSACTIONS

     The Partnership's U.S. dollar assets invested in Trading LLCs are maintained at MLF. On assets held in U.S. dollars, Merrill Lynch credits the Trading LLCs with interest at the prevailing 91-day U.S. Treasury bill rate. The Trading LLCs are credited with interest on any of its assets and net gains actually held by Merrill Lynch in non-U.S. dollar currencies at a prevailing local rate received by Merrill Lynch. Merrill Lynch may derive certain economic benefit, in excess of the interest which Merrill Lynch pays to the Trading LLCs, from possession of such assets.

     Merrill Lynch charges the Trading LLCs Merrill Lynch's cost of financing realized and unrealized losses on the Trading LLCs non-U.S.
     dollar-denominated positions.

     The Partnership pays brokerage commissions to MLF through the Trading LLCs at a flat monthly rate of .708 of 1% (a 8.50% annual rate) of the Partnership's month-end assets. Prior to October 1, 2000, the rate was .792 of 1% (a 9.50% annual rate). The Partnership also pays MLIP a monthly administrative fee through the Trading LLCs of .21 of 1% (an 0.25% annual rate) of the Partnership's month-end assets. Month-end assets are not reduced for purposes of calculating brokerage commissions and administrative fees by any accrued brokerage commissions, administrative fees, Profit Shares or other fees or charges.

     MLIP estimates that the round-turn equivalent rates charged to ML
     Millburn Global L.L.C. (Millburn LLC) during the years ended 2000, 1999 and 1998 were approximately $324, $461 and $151, respectively. MLIP estimates that the round-turn equivalent rates charged to ML JWH Financial and Metals Portfolio L.L.C. ("JWH LLC") during the years ended 2000, 1999 and 1998 were approximately $146, $316 and $133, respectively.

     MLF pays the Advisors annual consulting fees of 2% of the average month-end assets allocated to them for management. One Advisor reduced its fee from 4% to 2% as of October 1, 2000.

3.   STATEMENTS OF OPERATIONS BY SERIES

     The profit and loss of the Series A, Series B and Series C units for the years ended December 31, 2000, 1999 and 1998 is as follows:

                                                                        Series A
                                                    -----------------------------------------------
                                                         2000             1999            1998
                                                    ---------------  ---------------  -------------
INCOME (LOSS) FROM INVESTMENTS (Note 6)                 $ (492,083)    $ (1,463,065)     $ 406,391
                                                    ---------------  ---------------  -------------
NET INCOME (LOSS)                                       $ (492,083)    $ (1,463,065)     $ 406,391
                                                    ===============  ===============  =============
NET INCOME (LOSS) PER UNIT OF
PARTNERSHIP INTEREST:
Weighted average number
of units outstanding (Note 5)                               35,027           42,998         48,581
                                                    ---------------  ---------------  -------------
Net income (loss) per weighted average
General Partner and Limited Partner Unit                  $ (14.05)        $ (34.03)        $ 8.37
                                                    ===============  ===============  =============

                                                                        Series B
                                                    -----------------------------------------------
                                                         2000             1999            1998
                                                    ---------------  ---------------  -------------

INCOME (LOSS) FROM INVESTMENTS (Note 6)               $ (1,423,493)    $ (3,088,229)     $ 961,614
                                                    ---------------  ---------------  -------------
NET INCOME (LOSS)                                     $ (1,423,493)    $ (3,088,229)     $ 961,614
                                                    ===============  ===============  =============
NET INCOME (LOSS) PER UNIT OF
PARTNERSHIP INTEREST:
Weighted average number
of units outstanding (Note 5)                               85,100          108,954        129,195
                                                    ---------------  ---------------  -------------
Net income (loss) per weighted average
General Partner and Limited Partner Unit                  $ (16.73)        $ (28.34)        $ 7.44
                                                    ===============  ===============  =============

                                                                        Series C
                                                    -----------------------------------------------
                                                         2000             1999            1998
                                                    ---------------  ---------------  -------------

INCOME (LOSS) FROM INVESTMENTS (Note 6)                 $ (510,939)    $ (1,593,817)     $ 499,446
                                                    ---------------  ---------------  -------------
NET INCOME (LOSS)                                       $ (510,939)    $ (1,593,817)     $ 499,446
                                                    ===============  ===============  =============
NET INCOME (LOSS) PER UNIT OF
PARTNERSHIP INTEREST:
Weighted average number
of units outstanding (Note 5)                               57,090           74,442         87,011
                                                    ---------------  ---------------  -------------
Net income (loss) per weighted average
General Partner and Limited Partner Unit                   $ (8.95)        $ (21.41)        $ 5.74
                                                    ===============  ===============  =============

4.    ADVISORY AGREEMENTS

      The Trading LLCs entered into the Advisory Agreements with the Advisors (see Note 6).

      Profit Shares of 20%, of any New Trading Profit, as defined, either as of the end of each calendar quarter or year, were paid to each Advisor based on the performance of the Partnership account managed by such Advisor, irrespective of the overall performance of the Partnership. Profit Shares are also paid out in respect of Units redeemed as of the end of interim months, to the extent the applicable percentage of any New Trading Profits attributable to such Units. One Advisor's Profit Share rate increased from 15% to 20% as of October 1, 2000.

      A Limited Partner may redeem some or all of such Partner's Units at Net Asset Value as of the close of business, on the last business day of any month, upon ten calendar days' notice.

5.    WEIGHTED AVERAGE UNITS

      The weighted average number of Units of each series outstanding was computed for purposes of disclosing net income per weighted average Unit. The weighted average number of Units of each series outstanding for the years ended December 31, 2000, 1999 and 1998 equals the Units of such series outstanding as of such date, adjusted proportionately for Units redeemed based on the respective length of time each was outstanding during the year.

6.    INVESTMENTS

      The investments in the Trading LLCs are reflected in the financial statements at fair value based upon the interest of each series of Units in each Trading LLC. Fair value is equal to the market value of the net assets of the Trading LLCs. The resulting difference between cost and fair value is reflected on the Statements of Operations as Income (loss) from investments.

      At December 31, 2000 and 1999, the Partnership had investments in the ML JWH Financial and Metals Portfolio LLC ("JWH LLC") and ML Millburn Global LLC ("Millburn LLC") as follows:

                        2000                   1999
                 ------------------     ------------------

JWH LLC               $ 15,281,744           $ 19,843,543
Millburn LLC            14,141,401             23,032,629
                 ------------------     ------------------
Total                 $ 29,423,145           $ 42,876,172
                 ==================     ==================

Total revenues and fees with respect to such investments are set forth as follows:

    For the year ended            Total            Brokerage        Administrative        Profit       Income (loss) from
     December 31, 2000          Revenues          Commissions            Fees             Shares          Investments
                            ------------------  ----------------- -------------------  --------------  -------------------
      Series A Units
----------------------------

JWH LLC                             $ 580,611          $ 345,158             $ 9,317             $ -            $ 226,136
Millburn LLC                         (329,611)           378,419              10,189               -             (718,219)
                            ------------------  ----------------- -------------------  --------------  -------------------

Total                               $ 251,000          $ 723,577            $ 19,506             $ -           $ (492,083)
                            ==================  ================= ===================  ==============  ===================

      Series B Units
----------------------------

JWH LLC                             $ 884,837          $ 680,162            $ 18,319             $ -            $ 186,356
Millburn LLC                         (836,135)           753,461              20,253               -           (1,609,849)
                            ------------------  ----------------- -------------------  --------------  -------------------

Total                                $ 48,702        $ 1,433,623            $ 38,572             $ -         $ (1,423,493)
                            ==================  ================= ===================  ==============  ===================

      Series C Units
----------------------------

JWH LLC                             $ 602,500          $ 355,362             $ 9,591             $ -            $ 237,547
Millburn LLC                         (344,867)           393,034              10,585               -             (748,486)
                            ------------------  ----------------- -------------------  --------------  -------------------

Total                               $ 257,633          $ 748,396            $ 20,176             $ -           $ (510,939)
                            ==================  ================= ===================  ==============  ===================

    Total - All Series
----------------------------

JWH LLC                           $ 2,067,948        $ 1,380,682            $ 37,227             $ -            $ 650,039
Millburn LLC                       (1,510,613)         1,524,914              41,027               -           (3,076,554)
                            ------------------  ----------------- -------------------  --------------  -------------------

Total                               $ 557,335        $ 2,905,596            $ 78,254             $ -         $ (2,426,515)
                            ==================  ================= ===================  ==============  ===================


    For the year ended            Total            Brokerage        Administrative        Profit           Loss from
     December 31, 1999          Revenues          Commissions            Fees             Shares          Investments
                            ------------------  ----------------- ------------------  ---------------  -------------------
      Series A Units
--------------------------
JWH LLC                            $ (710,851)         $ 593,051            $ 15,604             $ -         $ (1,319,506)
Millburn LLC                          484,166            605,625              15,937           6,163             (143,559)
                            ------------------  ----------------- -------------------  --------------  -------------------

Total                              $ (226,685)       $ 1,198,676            $ 31,541         $ 6,163         $ (1,463,065)
                            ==================  ================= ===================  ==============  ===================

      Series B Units
--------------------------

JWH LLC                          $ (1,520,888)       $ 1,214,897            $ 31,972             $ -         $ (2,767,757)
Millburn LLC                          973,195          1,251,363              32,930           9,374             (320,472)
                            ------------------  ----------------- -------------------  --------------  -------------------

Total                              $ (547,693)       $ 2,466,260            $ 64,902         $ 9,374         $ (3,088,229)
                            ==================  ================= ===================  ==============  ===================

      Series C Units
--------------------------

JWH LLC                            $ (775,390)         $ 647,501            $ 17,040             $ -         $ (1,439,931)
Millburn LLC                          537,575            666,722              17,545           7,194             (153,886)
                            ------------------  ----------------- -------------------  --------------  -------------------

Total                              $ (237,815)       $ 1,314,223            $ 34,585         $ 7,194         $ (1,593,817)
                            ==================  ================= ===================  ==============  ===================

    Total - All Series
--------------------------

JWH LLC                          $ (3,007,129)       $ 2,455,449            $ 64,616             $ -         $ (5,527,194)
Millburn LLC                        1,994,936          2,523,710              66,412          22,731             (617,917)
                            ------------------  ----------------- -------------------  --------------  -------------------

Total                            $ (1,012,193)       $ 4,979,159           $ 131,028        $ 22,731         $ (6,145,111)
                            ==================  ================= ===================  ==============  ===================

    For the year ended            Total            Brokerage        Administrative        Profit          Income from
     December 31, 1998          Revenues          Commissions            Fees             Shares          Investments
                            ------------------  -----------------  ------------------- --------------  -------------------
      Series A Units
--------------------------
JWH LLC                             $ 995,747          $ 630,513             $ 16,592       $ 76,657            $ 271,985
Millburn LLC                          829,825            633,628               16,674         45,117              134,406
                            ------------------  -----------------  ------------------- --------------  -------------------

Total                             $ 1,825,572        $ 1,264,141             $ 33,266      $ 121,774            $ 406,391
                            ==================  =================  =================== ==============  ===================

      Series B Units
--------------------------

JWH LLC                           $ 2,200,199        $ 1,356,787             $ 35,705      $ 167,835            $ 639,872
Millburn LLC                        1,832,991          1,374,689               36,176        100,384              321,742
                            ------------------  -----------------  ------------------- --------------  -------------------

Total                             $ 4,033,190        $ 2,731,476             $ 71,881      $ 268,219            $ 961,614
                            ==================  =================  =================== ==============  ===================

      Series C Units
--------------------------

JWH LLC                           $ 1,148,318          $ 712,552             $ 18,752       $ 88,069            $ 328,945
Millburn LLC                          962,693            721,776               18,994         51,422              170,501
                            ------------------  -----------------  ------------------- --------------  -------------------

Total                             $ 2,111,011        $ 1,434,328             $ 37,746      $ 139,491            $ 499,446
                            ==================  =================  =================== ==============  ===================

    Total - All Series
--------------------------

JWH LLC                           $ 4,344,264        $ 2,699,852             $ 71,049      $ 332,561          $ 1,240,802
Millburn LLC                        3,625,509          2,730,093               71,844        196,923              626,649
                            ------------------  -----------------  ------------------- --------------  -------------------

Total                             $ 7,969,773        $ 5,429,945            $ 142,893      $ 529,484          $ 1,867,451
                            ==================  =================  =================== ==============  ===================

Condensed statements of financial condition and statements of operations for JWH LLC and Millburn LLC are set forth as follows:

                                JWH                  Millburn                  JWH                 Millburn
                                LLC                     LLC                    LLC                    LLC
                         December 31, 2000       December 31, 2000      December 31, 1999      December 31, 1999
                       ----------------------  ---------------------- ---------------------- ----------------------

Assets                          $ 15,631,088            $ 14,448,475           $ 20,495,709           $ 23,769,789
                       ======================  ====================== ====================== ======================

Liabilities                        $ 349,344               $ 307,074              $ 652,166              $ 737,160
Members' Capital                  15,281,744              14,141,401             19,843,543             23,032,629
                       ----------------------  ---------------------- ---------------------- ----------------------

Total                           $ 15,631,088            $ 14,448,475           $ 20,495,709           $ 23,769,789
                       ======================  ====================== ====================== ======================


                        For the year ended      For the year ended     For the year ended     For the year ended
                         December 31, 2000       December 31, 2000      December 31, 1999      December 31, 1999
                       ----------------------  ---------------------- ---------------------- ----------------------

Revenues                         $ 2,067,948            $ (1,510,613)          $ (3,007,129)           $ 1,994,936

Expenses                           1,417,909               1,565,941              2,520,065              2,612,853
                       ----------------------  ---------------------- ---------------------- ----------------------

Net Income (Loss)                  $ 650,039            $ (3,076,554)          $ (5,527,194)            $ (617,917)
                       ======================  ====================== ====================== ======================


                        For the year ended      For the year ended
                         December 31, 1998       December 31, 1998
                       ----------------------  ----------------------

Revenues                         $ 1,391,001             $ 3,593,650

Expenses                           4,069,362               3,108,411
                       ----------------------  ----------------------

Net Income (Loss)               $ (2,678,361)              $ 485,239
                       ======================  ======================

7.   FAIR VALUE AND OFF-BALANCE SHEET RISK

     For the year ended December 31, 2000, the Partnership invested all of its assets in Trading LLCs. Accordingly, the Partnership is invested indirectly in derivative instruments, but does not itself hold any derivative instrument positions. The application of the provisions of Statement of Financial Accounting Standards ("SFAS") No. 133, as amended by SFAS No. 137 and SFAS No. 138, did not have a significant effect on the financial statements of the Partnership.

     MARKET RISK

     Derivative instruments involve varying degrees of off-balance sheet market risk. Changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the financial instruments or commodities underlying such derivative instruments frequently resulted in changes in the Partnership's net unrealized profit (loss) on such derivative instruments as reflected in the Statements of Financial Condition or, with respect to Partnership assets invested in Trading LLCs, the net unrealized profit (loss) as reflected in the respective Statements of Financial Condition of the Trading LLCs. The Partnership's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Partnership, through the Trading LLCs, as well as the volatility and liquidity of such markets in which such derivative instruments are traded.

     MLIP has procedures in place intended to control market risk exposure, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of the Advisors selected from time to time for the Partnership, calculating the Net Asset Value of the Advisors' respective Partnership accounts and Trading LLC accounts as of the close of business on each day and reviewing outstanding positions for over-concentrations both on an Advisor-by-Advisor and on an overall Partnership basis. While MLIP does not itself intervene in the markets to hedge or diversify the Partnership's market exposure, MLIP may urge Advisors to reallocate positions or itself reallocate Partnership assets among Advisors (although typically only as of the end of a month) in an attempt to avoid over-concentration. However, such interventions are unusual. Except in cases in which it appears that an Advisor has begun to deviate from past practice and trading policies or to be trading erratically, MLIP's basic risk control procedures consist simply of the ongoing process of advisor monitoring and selection, with the market risk controls being applied by the Advisors themselves.

     CREDIT RISK

     The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may also require margin in the over-the-counter markets.

     The Partnership, through the Trading LLC's, has credit risk in respect of its counterparties and brokers, but attempts to mitigate this risk by dealing almost exclusively with Merrill Lynch entities as clearing brokers.

     The Partnership, through the Trading LLCs, in its normal course of business, enters into various contracts, with MLF acting as its commodity broker. Pursuant to the brokerage agreement with MLF (which includes a netting arrangement), to the extent that such trading results in receivables from and payables to MLF, these receivables and payables are offset and reported as a net receivable or payable and included in the Statements of Financial Condition under Equity in commodity futures trading accounts.

                               * * * * * * * * * *

                 To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.




                               Michael L. Pungello
                             Chief Financial Officer
                     Merrill Lynch Investment Partners Inc.
                               General Partner of
                        John W. Henry & Co./Millburn L.P.

                                   ML MILLBURN GLOBAL L.L.C.
                                     (A DELAWARE LIMITED LIABILITY COMPANY)


                                     Financial Statements for the years ended
                                     December 31, 2000 and 1999 and Independent
                                     Auditors' Report


[MERRILL LYNCH COMPANY LOGO]

ML MILLBURN GLOBAL L.L.C.
(A Delaware Limited Liability Company)


TABLE OF CONTENTS
----------------------------------------------------------

                                                     Page
                                                     ----

INDEPENDENT AUDITORS' REPORT                             1

FINANCIAL STATEMENTS FOR THE YEARS ENDED
  DECEMBER 31, 2000 AND 1999:

  Statements of Financial Condition                      2

  Statements of Operations                               3

  Statements of Changes in Member's Capital              4

  Notes to Financial Statements                        5-8

INDEPENDENT AUDITORS' REPORT



To the Members of ML Millburn Global L.L.C.:

We have audited the accompanying statements of financial condition of ML Millburn Global L.L.C. (the "Company") as of December 31, 2000 and 1999, and the related statements of operations and of changes in member's capital for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of ML Millburn Global L.L.C. as of December 31, 2000 and 1999, and the results of its operations and changes in its member's capital for the years then ended in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP


New York, New York
February 5, 2001

ML MILLBURN GLOBAL L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 2000 AND 1999
---------------------------------------------------------------------------------------------------------


ASSETS                                                                  2000                 1999
                                                                 -------------------   ------------------

Equity in commodity futures trading accounts:
    Cash and option premiums                                           $ 12,338,439         $ 22,574,430
    Net unrealized profit on open contracts                               2,042,770            1,088,672
Accrued interest (Note 2)                                                    67,266              106,687
                                                                 -------------------   ------------------

                TOTAL                                                  $ 14,448,475         $ 23,769,789
                                                                 ===================   ==================

LIABILITIES AND MEMBER'S CAPITAL

LIABILITIES:

    Brokerage commissions payable (Note 2)                                $ 102,325            $ 188,158
    Administrative fees payable (Note 2)                                      3,010                4,952
    Withdrawals payable                                                     201,739              544,050
                                                                 -------------------   ------------------

            Total liabilities                                               307,074              737,160
                                                                 -------------------   ------------------

MEMBER'S CAPITAL:
    Voting Member                                                        14,141,401           23,032,629
                                                                 -------------------   ------------------

            Total Member's capital                                       14,141,401           23,032,629
                                                                 -------------------   ------------------

                TOTAL                                                  $ 14,448,475         $ 23,769,789
                                                                 ===================   ==================



See notes to financial statements.

ML MILLBURN GLOBAL L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------

                                              2000                   1999
                                       --------------------     ----------------
REVENUES:

Trading profit (loss):
    Realized                                  $ (3,446,018)           $ 936,083
    Change in unrealized                           953,999             (215,763)
                                       --------------------     ----------------

        Total trading results                   (2,492,019)             720,320

Interest income (Note 2)                           981,406            1,274,615
                                       --------------------     ----------------

        Total revenues                          (1,510,613)           1,994,935
                                       --------------------     ----------------

EXPENSES:

    Brokerage commissions (Note 2)               1,524,912            2,523,710
    Profit Shares (Note 3)                               -               22,730
    Administrative fees (Note 2)                    41,028               66,413
                                       --------------------     ----------------

        Total expenses                           1,565,940            2,612,853
                                       --------------------     ----------------

NET LOSS                                      $ (3,076,553)           $(617,918)
                                       ====================     ================


See notes to financial statements.

ML MILLBURN GLOBAL L.L.C.
(A Delaware Limited Liability Company)


STATEMENTS OF CHANGES IN MEMBER'S CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------

MEMBER'S CAPITAL,
  DECEMBER 31, 1998                                               $ 27,277,114

Withdrawals                                                         (3,626,567)

Net loss                                                              (617,918)
                                                             ------------------

MEMBER'S CAPITAL,
  DECEMBER 31, 1999                                                 23,032,629

Withdrawals                                                         (5,814,675)

Net loss                                                            (3,076,553)
                                                             ------------------

MEMBER'S CAPITAL,
  DECEMBER 31, 2000                                               $ 14,141,401
                                                             ==================

See notes to financial statements.

ML MILLBURN GLOBAL L.L.C.
(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ORGANIZATION

      ML Millburn Global L.L.C. (the "Company") was organized under the Delaware Limited Liability Company Act on November 22, 1996 and commenced trading activities on December 2, 1996. The Company engages in the speculative trading of futures, options on futures and forward contracts on a wide range of commodities. Millburn Ridgefield Corporation ("Millburn") is the trading advisor to the Company. Merrill Lynch Investment Partners ("MLIP"), a wholly-owned subsidiary of Merrill Lynch Group, Inc., which, in turn, is a wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch"), has been delegated administrative authority over the Company. Merrill Lynch Futures Inc. ("MLF"), an affiliate of Merrill Lynch, is the Company's commodity broker. The Company has authorized two classes of Membership Interests: Non-Voting Interests and Voting Interests (collectively, "Interests"). These two classes of Interests have common economic interests in the Company. The Non-Voting Interests, which can be held by non-United States investment funds sponsored by MLIP, would not participate in the management of the Company, or engage, directly or indirectly in, participate in or control any portion of the business activities or affairs of the Company. Currently, there are no Non-Voting Members. Management of the Company is vested solely in the Voting Interests, which can be held by United States limited partnerships. Currently, there is only one Voting Member of the Company. The Voting Member controls all business activities and affairs of the Company, subject to the trading authority vested in and delegated to Millburn and the administrative authority vested in and delegated to MLIP. The Voting Member is a "commodity pool" sponsored and managed by MLIP.

      MLIP, an indirect subsidiary of Merrill Lynch, became a member of Merrill Lynch Investment Managers ("MLIM") - Alternative Investments Group during October 2000. MLIM's Alternative Investments Group creates and manages a variety of alternative investment products, including managed futures funds, hedge funds, funds of funds, exchange funds and private equity funds. MLIP, organized in 1986, is the hedge fund, funds of funds and managed futures sponsor within MLIM's Alternative Investments Group.

      ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      REVENUE RECOGNITION

      Commodity futures, options on futures and forward contract transactions are recorded on the trade date, and open contracts are reflected in Net unrealized profit on open contracts in the Statements of Financial Condition at the difference between the original contract value and the market value (for those commodity interests for which market quotations are readily available) or at fair value. The change in net unrealized profit (loss) on open contracts from one period to the next is reflected in Change in unrealized under Trading profit (loss) in the Statements of Operations.

      FOREIGN CURRENCY TRANSACTIONS

      The Company's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the dates of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in total trading results currently.

      OPERATING EXPENSES

      MLIP pays for all operating costs (including all legal, accounting, printing, postage and similar administrative expenses) of the Company.

      INCOME TAXES

      No provision for income taxes has been made in the accompanying financial statements as the Member is individually responsible for reporting income or loss based on such Member's respective share of the Company's income and expenses as reported for income tax purposes.

      DISTRIBUTIONS

      No distributions have been made by the Company for the years ended December 31, 2000 or 1999.

      WITHDRAWALS

      The Member may withdraw some or all of such Member's capital at Net Asset Value as of the close of business on any business day. There are no withdrawal fees or charges.

      DISSOLUTION

      The Company will terminate on December 31, 2046 or at an earlier date if certain conditions occur, as well as under certain other circumstances as set forth in the Organization Agreement.


2.    RELATED PARTY TRANSACTIONS

      The Company's U.S. dollar assets are maintained at MLF. On assets held in U.S. dollars, Merrill Lynch credits the Company with interest at the prevailing 91-day U.S. Treasury bill rate. The Company is credited with interest on any of its assets and net gains actually held by Merrill Lynch in non-U.S. dollar currencies at a prevailing local rate received by Merrill Lynch. Merrill Lynch may derive certain economic benefit, in excess of the interest which Merrill Lynch pays to the Company, from possession of such assets.

      Merrill Lynch charges the Company Merrill Lynch's cost of financing realized and unrealized losses on the Company's non-U.S.
      dollar-denominated positions.

      Following the allocation of the Company's trading profit (loss) and interest income among the Member's capital account, MLIP calculates the brokerage commissions, administrative fees, Profit Shares and other expenses due from the Company to third parties. Such commissions, fees and expenses are specifically calculated for the Member as of the end of each accounting period and deducted from the Member's capital account and paid out by the Company. The Company currently pays brokerage commissions to MLF at flat monthly rate of .708 of 1% (a 8.50% annual rate), reflecting the fee arrangement between the Member and MLF. Prior to October 1, 2000, the Company's brokerage commission rate was .792 of 1% (a 9.50% annual rate).

      The Company pays MLIP a monthly administrative fee of .021 of 1% (a .25% annual rate) of the Member's month-end assets. Month-end assets are not reduced for purposes of calculating brokerage commissions and administrative fees by any accrued brokerage commissions, administrative fees, Profit Shares or other fees or charges.

      MLF pays Millburn an annual consulting fee of 2% of the Company's average month-end assets, after reduction for a portion of brokerage commissions.

3.    ADVISORY AGREEMENT

      The Advisory Agreement between the Company and Millburn has remained essentially unchanged since the inception of the Company. This Agreement is in effect for successive one-year terms, but, in fact, given the single advisor structure of the Company, the Company would terminate were Millburn to withdraw. Millburn determines the commodity futures, options on futures and forward contract trades to be made on behalf of the Company, subject to certain rights reserved by MLIP.

      The Company pays to Millburn an annual Profit Share equal to 20% of any New Trading Profit, as defined, attributable to the Member's respective capital accounts. Profit Shares are calculated separately in respect of the Member's respective capital accounts. Profit Shares are also paid to Millburn upon the withdrawal of capital from the Company by the Member for whatever purpose, other than to pay expenses.

4.    FAIR VALUE AND OFF-BALANCE SHEET RISK

      In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" (the "Statement"), effective for fiscal years beginning after June 15, 2000, as amended by SFAS No. 137. SFAS No. 133 is further amended by SFAS No. 138, which clarifies issues surrounding interest risk, foreign currency denominated items, normal purchases and sales and net hedging. This Statement supercedes SFAS No. 119 ("Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments") and SFAS No. 105 ("Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk") whereby disclosure of average aggregate fair values and contract/notional values, respectively, of derivative financial instruments is no longer required for an entity such as the Company which carries its assets at fair value. Such Statement sets forth a much broader definition of a derivative instrument. The application of the provisions of SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, did not have a significant effect on the financial statements.

      SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics: (1) one or more underlyings and notional amounts or payment provisions; (2) requires no initial net investment or a smaller initial net investment than would be required for other types of contracts that would be expected to have a similar response to changes in market factors; and,

      (3) terms that require or permit net settlement. Generally, derivatives include futures, forwards, swaps, options or other financial instruments with similar characteristics such as caps, floors and collars.

      MARKET RISK

      Derivative instruments involve varying degrees of off-balance sheet market risk, and changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the underlying financial instruments or commodities underlying such derivative instruments frequently result in changes in the Company's net unrealized profit on such derivative instruments as reflected in the Statements of Financial Condition. The Company's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Company as well as the volatility and liquidity in the markets in which such derivative instruments are traded.

      MLIP has procedures in place intended to control market risk exposure, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of Millburn, calculating the Net Asset Value of the Company and of the Member's respective capital accounts as of the close of business on each day and reviewing outstanding positions for over-concentrations. While MLIP does not itself intervene in the markets to hedge or diversify the Company's market exposure, MLIP may consult with Millburn concerning the possibility of Millburn reducing trading leverage or market concentrations. However, such interventions are unusual. Except in cases in which it appears that Millburn has begun to deviate from past practice and trading policies or to be trading erratically, MLIP's basic risk control procedures consist simply of the ongoing process of advisor monitoring with the market risk controls being applied by Millburn.

      CREDIT RISK

      The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may require margin in the over-the-counter markets.

      The credit risk associated with these instruments from counterparty nonperformance is the net unrealized profit on open contracts, if any, included in the Statements of Financial Condition. The Company attempts to mitigate this risk by dealing exclusively with Merrill Lynch entities as clearing brokers.

      The Company, in its normal course of business, enters into various contracts, with MLF acting as its commodity broker. Pursuant to the brokerage agreement with MLF (which includes a netting arrangement), to the extent that such trading results in receivables from and payables to MLF, these receivables and payables are offset and reported as a net receivable or payable and included in the Statement of Financial Condition under Equity in Commodity futures trading accounts.

                               * * * * * * * * * *

                 To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.



                               Michael L. Pungello
                             Chief Financial Officer
                     Merrill Lynch Investment Partners Inc.
                           Commodity Pool Operator of
                            ML Millburn Global L.L.C.

                                ML JWH FINANCIAL AND METALS PORTFOLIO L.L.C.
                                (A DELAWARE LIMITED LIABILITY COMPANY)


                                Financial Statements for the years ended
                                December 31, 2000 and 1999 and Independent
                                Auditors' Report






[MERRILL LYNCH COMPANY LOGO]

ML JWH FINANCIAL AND METALS PORTFOLIO L.L.C.
(A Delaware Limited Liability Company)


TABLE OF CONTENTS
-----------------------------------------------------------------

                                                             Page
                                                             ----
INDEPENDENT AUDITORS' REPORT                                    1

FINANCIAL STATEMENTS FOR THE YEARS ENDED
  DECEMBER 31, 2000 AND 1999

  Statements of Financial Condition                             2

  Statements of Operations                                      3

  Statements of Changes in Member's Capital                     4

  Notes to Financial Statements                               5-8

INDEPENDENT AUDITORS' REPORT



To the Members of
  ML JWH Financial and Metals Portfolio L.L.C.:

We have audited the accompanying statements of financial condition of ML JWH Financial and Metals Portfolio L.L.C. (the "Company") as of December 31, 2000 and 1999, and the related statements of operations and of changes in member's capital for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of ML JWH Financial and Metals Portfolio L.L.C. as of December 31, 2000 and 1999, and the results of its operations and changes in its member's capital for the years then ended in comformity with generally accepted accounting principles in the United States of America.


DELOITTE & TOUCHE LLP


New York, New York
February 5, 2001

ML JWH FINANCIAL AND METALS PORTFOLIO L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 2000 AND 1999
------------------------------------------------------------------------------------------------

                                                           2000                     1999
                                                     ------------------       ------------------
ASSETS

Equity in commodity futures trading accounts:
    Cash and option premiums                              $ 12,660,641             $ 20,105,266
    Net unrealized profit on open contracts                  2,902,538                  297,749
Accrued interest (Note 2)                                       67,909                   92,694
                                                     ------------------       ------------------

                TOTAL                                     $ 15,631,088             $ 20,495,709
                                                     ==================       ==================

LIABILITIES AND MEMBER'S CAPITAL

LIABILITIES:

    Brokerage commissions payable (Note 2)                   $ 110,579                $ 162,099
    Administrative fees payable (Note 2)                         3,252                    4,266
    Withdrawals payable                                        235,513                  485,801
                                                     ------------------       ------------------

            Total liabilities                                  349,344                  652,166
                                                     ------------------       ------------------

MEMBER'S CAPITAL:
    Voting Member                                           15,281,744               19,843,543
                                                     ------------------       ------------------

            Total Member's capital                          15,281,744               19,843,543
                                                     ------------------       ------------------

                TOTAL                                     $ 15,631,088             $ 20,495,709
                                                     ==================       ==================


See notes to financial statements.

ML JWH FINANCIAL AND METALS PORTFOLIO L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
------------------------------------------------------------------------------------
                                             2000                       1999
                                         -------------------      ------------------
REVENUES:

Trading (loss) profit:
    Realized                                   $ (1,407,367)           $ (1,431,693)
    Change in unrealized                          2,604,788              (2,776,920)
                                         -------------------      ------------------

        Total trading results                     1,197,421              (4,208,613)

Interest income (Note 2)                            870,526               1,201,484
                                         -------------------      ------------------

        Total revenues                            2,067,947              (3,007,129)
                                         -------------------      ------------------

EXPENSES:

    Brokerage commissions (Note 2)                1,380,682               2,455,447
    Administrative fees (Note 2)                     37,227                  64,617
                                         -------------------      ------------------

        Total expenses                            1,417,909               2,520,064
                                         -------------------      ------------------

NET INCOME (LOSS)                                 $ 650,038            $ (5,527,193)
                                         ===================      ==================


See notes to financial statements.

ML JWH FINANCIAL AND METALS PORTFOLIO L.L.C.
(A Delaware Limited Liability Company)


STATEMENTS OF CHANGES IN MEMBER'S CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
---------------------------------------------------------------------------------------------
                               Voting Member
                              ----------------

MEMBER'S CAPITAL,
  DECEMBER 31, 1998              $ 28,886,199

Withdrawals                        (3,515,463)

Net Loss                           (5,527,193)
                              ----------------

MEMBER'S CAPITAL,
  DECEMBER 31, 1999                19,843,543

Withdrawals                        (5,211,837)

Net Income                            650,038
                              ----------------

MEMBER'S CAPITAL,
  DECEMBER 31, 2000              $ 15,281,744
                              ================


See notes to financial statements.

ML JWH FINANCIAL AND METALS PORTFOLIO L.L.C.
(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ORGANIZATION

      ML JWH Financial and Metals Portfolio L.L.C. (the "Company") was organized under the Delaware Limited Liability Company Act on September 19, 1996 and commenced trading activities on October 1, 1996. The Company engages in the speculative trading of futures, options on futures and forward contracts on a wide range of commodities. John W. Henry & Company, Inc. ("JWH-Registered Trademark-") is the trading advisor to the Company. Merrill Lynch Investment Partners Inc. ("MLIP"), a wholly-owned subsidiary of Merrill Lynch Group, Inc., which, in turn, is a wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch"), has been delegated administrative authority over the Company. Merrill Lynch Futures Inc. ("MLF"), an affiliate of MLIP, is the Company's commodity broker. The Company has authorized two classes of Membership
      Interests: Non-Voting Interests and Voting Interests (collectively, "Interests"). These two classes of Interests have common economic interests in the Company, but the Non-Voting Interests, which can be held by non-United States investment funds sponsored by MLIP, would not participate in the management of the Company, or engage, directly or indirectly in, participate in or control any portion of the business activities or affairs of the Company. Currently, there are no Non-Voting Members. Management of the Company is vested solely in the Voting Interests, which are held by United States limited partnerships. Currently, there is only one Voting Member of the Company. The Voting Member controls all business activities and affairs of the Company subject to the trading authority vested in and delegated to JWH and the administrative authority vested in and delegated to MLIP. The Voting Member is a "commodity pool" sponsored and managed by MLIP.

      MLIP, an indirect subsidiary of Merrill Lynch, became a member of Merrill Lynch Investment Managers ("MLIM") - Alternative Investments Group during October 2000. MLIM's Alternative Investments Group creates and manages a variety of alternative investment products, including managed futures funds, hedge funds, funds of funds, exchange funds and private equity funds. MLIP, organized in 1986, is the hedge fund, fund of funds and managed futures sponsor within MLIM's Alternative Investments Group.

      ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      REVENUE RECOGNITION

      Commodity futures, options on futures and forward contract transactions are recorded on the trade date and open contracts are reflected in net unrealized profit on open contracts in the Statements of Financial Condition at the difference between the original contract value and the market value (for those commodity interests for which market quotations are readily available) or at fair value. The change in unrealized profit on open contracts from one period to the next is reflected in Change in unrealized under Trading (loss) profit, in the Statements of Operations.

      FOREIGN CURRENCY TRANSACTIONS

      The Company's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the dates of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in total trading results currently.

      OPERATING EXPENSES

      MLIP pays for all operating costs (including all legal, accounting, printing, postage and similar administrative expenses) of the Company.

      INCOME TAXES

      No provision for income taxes has been made in the accompanying financial statements as the Member is individually responsible for reporting income or loss based on such Member's respective share of the Company's income and expenses as reported for income tax purposes.

      DISTRIBUTIONS

      No distributions had been made by the Company for the years ended December 31, 2000 or 1999.

      WITHDRAWALS

      The Member may withdraw some or all of such Member's capital at the Net Asset Value as of the close of business on any business day. There are no withdrawal fees or charges.

      DISSOLUTION

      The Company will terminate on September 30, 2046 or at an earlier date if certain conditions occur, as well as under certain other circumstances as set forth in the Organization Agreement.


2.    RELATED PARTY TRANSACTIONS

      The Company's U.S. dollar assets are maintained at MLF. On assets held in U.S. dollars, Merrill Lynch credits the Company with interest at the prevailing 91-day U.S. Treasury bill rate. The Company is credited with interest on any of its assets and net gains actually held by Merrill Lynch in non-U.S. dollar currencies at a prevailing local rate received by Merrill Lynch. Merrill Lynch may derive certain economic benefit, in excess of the interest which Merrill Lynch pays to the Company, from possession of such assets.

      Merrill Lynch charges the Company Merrill Lynch's cost of financing realized and unrealized losses on the Company's non-U.S.
      dollar-denominated positions.

      Following the allocation of the Company's trading (loss) profit and interest income among the Member's respective capital accounts, MLIP calculates the brokerage commissions, Profit Shares, administrative fees and other expenses due from the Company to third parties. Such commissions, fees, Profit Shares and expenses are specifically calculated for the Member as of the end of each accounting period and deducted from Member's capital account and paid out by the Company. The Company currently pays brokerage commissions to MLF at flat monthly rate of .708 of 1% (an 8.5% annual rate). Prior to October 1, 2000, the Company's brokerage commission was .792 of 1% (a 9.5% annual rate).

      The Company pays MLIP a monthly administrative fee of .021 of 1% (a .25% annual rate) of each Member's month-end assets. Month-end assets are not reduced for purposes of calculating brokerage commissions and administrative fees by any accrued brokerage commissions, administrative fees, Profit Shares or other fees or charges.

      MLF pays the Advisor an annual consulting fee of 2%, reduced from 4% on October 1, 2000, of the Company's average month-end assets, after reduction for a portion of the brokerage commissions.

3.    ADVISORY AGREEMENT

      The Advisory Agreement between the Company and JWH-Registered Trademark- is in effect for successive one-year terms, but, in fact, given the single advisor structure of the Company, the Company would terminate were JWH-Registered Trademark- to withdraw. JWH-Registered Trademark- determines the commodity futures, options on futures and forward contract trades to be made on behalf of the Company, subject to certain Company trading policies and to certain rights reserved by MLIP.

      The Company pays to JWH-Registered Trademark- a quarterly Profit Share equal to 20%, increased from 15% on October 1, 2000, of any New Trading Profit, as defined, attributable to the Member's respective capital accounts. Profit Shares are calculated separately in respect of the Member's respective capital accounts. Profit Shares are determined as of the end of each calendar quarter and are also paid to JWH-Registered Trademark- upon the withdrawal of capital from the Company by a Member for whatever purpose, other than to pay expenses.

4.    FAIR VALUE AND OFF-BALANCE SHEET RISK

      In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" (the "Statement"), effective for fiscal years beginning after June 15, 2000, as amended by SFAS No. 137. SFAS No. 133 is further amended by SFAS No. 138, which clarifies issues surrounding interest risk, foreign currency denominated items, normal purchases and sales and net hedging. This Statement supercedes SFAS No. 119 ("Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments") and SFAS No. 105 ("Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk") whereby disclosure of average aggregate fair values and contract/notional values, respectively, of derivative financial instruments is no longer required for an entity such as the Company which carries its assets at fair value. Such Statement sets forth a much broader definition of a derivative instrument. The application of the provisions of SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, did not have a significant effect on the financial statements.

      SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics: (1) one or more underlyings and notional amounts or payment provisions; (2) requires no initial net investment or a smaller initial net investment than would be required for other types of contracts that would be expected to have a similar response to changes in market factors; and, (3) terms that require or permit net settlement. Generally, derivatives include futures, forwards, swaps, options, or other financial instruments with similar characteristics such as caps, floors and collars.

      MARKET RISK

      Derivative instruments involve varying degrees of off-balance sheet market risk, and changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the underlying financial instruments or commodities underlying such derivative instruments frequently result in changes in the Company's net unrealized profit on such derivative instruments as reflected in the Statements of Financial Condition. The Company's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Company as well as the volatility and liquidity in the markets in which such derivative instruments are traded.

      MLIP has procedures in place intended to control market risk exposure, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of JWH-Registered Trademark-, calculating the Net Asset Value of the Company and of the Member's respective capital accounts as of the close of business on each day and reviewing outstanding positions for over-concentrations. While MLIP does not itself intervene in the markets to hedge or diversify the Company's market exposure, MLIP may consult with JWH-Registered Trademark- concerning the possibility of JWH-Registered Trademark- reducing trading leverage or market concentrations. However, such interventions are unusual. Except in cases in which it appears that JWH-Registered Trademark- has begun to deviate from past practice and trading policies or to be trading erratically, MLIP's basic risk control procedures consist simply of the ongoing process of advisor monitoring with the market risk controls being applied by JWH-Registered Trademark-.

      CREDIT RISK

      The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may require margin in the over-the-counter markets.

      The credit risk associated with these instruments from counterparty nonperformance is the net unrealized profit, if any, included in the Statements of Financial Condition. The Company attempts to mitigate this risk by dealing exclusively with Merrill Lynch entities as clearing brokers.

      The Company, in its normal course of business, enters into various contracts, with MLF acting as its commodity broker. Pursuant to the brokerage agreement with MLF (which includes a netting arrangement), to the extent that such trading results in receivables from and payables to MLF, these receivables and payables are offset and reported as a net receivable or payable and included in the Statements of Financial Condition under Equity in commodity futures accounts.

                                * * * * * * * * *

                 To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.



                               Michael L. Pungello
                             Chief Financial Officer
                     Merrill Lynch Investment Partners Inc.
                             Commodity Pool Operator
                  ML JWH Financial and Metals Portfolio L.L.C.